LOGO of NationsRent

FOR IMMEDIATE RELEASE

Contact: Tom Hoyer EVP, Chief Financial Officer (954) 759-6991	John Scherer VP, Treasurer (954) 760-6556

NATIONSRENT THIRD QUARTER 2004 CONFERENCE CALL
SUPPLEMENTAL INFORMATION

FORT LAUDERDALE, Florida – November 29, 2004 – As announced on November 23, 2004, NationsRent Companies, Inc. will hold a conference call to discuss its third quarter financial results and general business conditions on Tuesday, November 30, 2004 at 2:00 p.m. Eastern Time (ET). The Company filed its Quarterly Report on Form 10-Q for the periods ending September 30, 2004 with the Securities and Exchange Commission on November 22, 2004.

The conference call will include a discussion of EBITDA which is a non-GAAP financial measure of operating cash flow. Management believes that earnings before interest, taxes, depreciation and amortization, rental equipment and vehicle lease expense and other non-cash items ("EBITDA") is relevant and useful information which is commonly used by analysts, investors and other interested parties. EBITDA is presented to provide additional information regarding our ability to meet our future debt service obligations, capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with Generally Accepted Accounting Principles ("GAAP") or as a measure of our profitability or liquidity. EBITDA excludes components that are significant in understanding and assessing our results of operations, cash flows and liquidity. In addition, EBITDA is not a term defined by GAAP and, as a result, might not be comparable to similarly titled measures used by other companies. The table below provides a reconciliation between net income and EBITDA for the periods indicated:

                                                Non-GAAP Disclosure Reconciliation
----------------------------------------------------------------------------------------------------------------------
                                                          ($ in Millions)

                                                        Three Months Ended                     Nine Months
                                                           September 30,                   Ended September 30,
                                                      ----------------------             ----------------------
                                                       2004            2003(1)             2004            2003(1)
                                                      ------          --------            ------          ---------

Net Income (loss)                                      $18.0             $5.8             $(0.9)         $1,356.4
Reorganization items, net                                -                -                 -            (1,401.1)
Rental equipment depreciation                           30.5             25.6              87.3              72.2
Rental equipment lease expense(2)                        -                1.6               -                22.1
Vehicle lease expense (2)                                -                0.3               -                 7.0
Non-rental equipment depreciation and
amortization                                             1.4              2.2               4.2               8.4
Non-cash restricted stock amortization                   0.3              -                 3.4               -
Interest expense                                         7.6              3.9              23.1               8.2
                                                       -----           --------         --------           -------
EBITDA                                                 $57.8            $39.4            $117.1             $73.2
                                                       =====           ========         ========           =======

(1) In the Company's quarterly report on Form 10-Q for the period ended September 30, 2004, the Company restated the condensed and consolidated statements of operations for all prior periods to correct the classification of delivery vehicle depreciation expense from operating expenses to cost of revenue. The Company corrected the classification of these expenses in order to include all delivery costs in cost of equipment rentals. See Note 1 to our condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for additional information.

(2) During 2003 the Company restructured its rental equipment and vehicle operating leases which substantially eliminated lease expense related thereto. We believe adding back these expenses to net income for prior periods provides a better period-over-period comparison of EBITDA.

The conference call information is:
Date: Tuesday, November 30, 2004
Time: 2:00 p.m. (ET)
Dial-In Number: (800) 257-1836

Replays of the conference call can be accessed from 4:00 p.m. (ET) on November 30, 2004 through 11:59 p.m. (ET) December 30, 2004, by dialing (800) 405-2236 plus the pass code 11016142#.

NationsRent is headquartered in Fort Lauderdale, Florida, and is one of the country's leading full service equipment rental companies and operates 265 locations (including 99 at Lowe’s Home Improvement locations) in 26 states. NationsRent stores offer a broad range of high-quality construction equipment with a focus on superior customer service at affordable prices with convenient locations in major metropolitan markets throughout the U.S. More information is available at http://www.nationsrent.com.

All statements other than statements of historical fact included in this news release regarding the Company's financial condition, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors that include, but are not limited to, risks associated with the company's high degree of leverage, management's ability to successfully execute its new business strategy, competition in the equipment rental industry, the recovery of the economy in general or construction spending in particular, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company has no current intention or obligation to update these forward-looking statements, even if its situation or expectations change in the future.